Cue Biopharma Reports First Quarter 2025 Financial Results and Recent Business Highlights

Announced Boehringer Ingelheim strategic collaboration and license agreement for CUE-501, including an upfront payment of $12 million and ~$345 million in potential milestone payments

Raised gross proceeds of ~$20 million in follow-on capital raise

Successfully regained worldwide rights for lead autoimmune program, CUE-401, with potential to become a new standard of care for autoimmune and inflammatory diseases

Virtual Event planned for May 15, 2025 at 11 AM ET, featuring two prominent
Key Opinion Leaders in the field of Immunology

BOSTON, MA, May 12, 2025 -- Cue Biopharma, Inc. (Nasdaq: CUE), a clinical-stage biopharmaceutical company developing a novel class of therapeutic biologics to selectively engage and modulate disease-specific T cells for the treatment of autoimmune disease and cancer, today reported first quarter 2025 financial results.

“We made notable and encouraging progress during the first quarter of 2025 and believe we are well positioned to further our corporate objectives,” said Daniel Passeri, chief executive officer of Cue Biopharma. “We believe the strategic collaboration with Boehringer Ingelheim for CUE-501 combined with our capital raise, places us in a position of strength to advance CUE-401 toward the clinic while exploring additional portfolio optimization and partnering opportunities.”

Upcoming Event

Novel Biologics Portfolio Virtual Event planned for May 15, 2025 at 11 AM ET: Cue Biopharma’s virtual event will feature two key opinion leaders (KOLs): Richard DiPaolo, PhD (Saint Louis University) and Andrew Cope, MD, PhD (Centre for Rheumatic Diseases, King's College London). The event will highlight new preclinical data for CUE-401, as well as provide an overview of the CUE-500 program and include key updates on the CUE-100 series clinical oncology programs.

The live and archived virtual event will also be available in the News + Publications section of the Company’s website. The webcast will be archived for 30 days.

First Quarter 2025 Financial Results
The Company reported revenue of $0.4 million and $1.7 million for the three months ended March 31, 2025 and 2024, respectively, related to the agreement with Ono Pharmaceutical, which was terminated in March 2025.

Research and development expenses were $8.5 million and $10.2 million for the three months ended March 31, 2025 and 2024, respectively. The decrease was primarily due to decreases in clinical trial costs, and employee compensation, which includes stock-based compensation.

General and administrative expenses were $4.2 million for both the three months ended March 31, 2025 and 2024.

As of March 31, 2025, the Company had $13.1 million in cash and cash equivalents. Subsequently, the Company received approximately $18 million in net proceeds in April 2025 from an underwritten public offering, and the Company received an upfront fee of $12 million pursuant to the Collaboration and License Agreement with Boehringer Ingelheim announced on April 14, 2025.

Cue Biopharma, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited, In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Collaboration revenue	$421	$1,717
Operating expenses:
General and administrative	4,173	4,186
Research and development	8,547	10,199
Total operating expenses	12,720	14,385
Loss from operations	(12,299)	(12,668)
Other income (expense):
Interest income	170	562
Interest expense	(128)	(241)
Total other income, net	42	321
Net loss	$(12,257)	$(12,347)
Comprehensive loss	$(12,257)	$(12,347)
Net loss per common share – basic and diluted	$(0.17)	$(0.25)
Weighted average common shares outstanding – basic and diluted	74,254,700	49,466,711

Cue Biopharma, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, In thousands)

	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$13,136	$22,459
Other assets	9,118	9,732
Total assets	$22,254	$32,191
Liabilities and stockholders’ equity
Liabilities	$15,674	$14,692
Stockholders' equity	6,580	17,499
Total Liabilities and stockholders’ equity	$22,254	$32,191

About Cue Biopharma

Cue Biopharma, a clinical-stage biopharmaceutical company, is developing a novel class of injectable biologics to selectively engage and modulate disease-specific T cells directly within the patient’s body. The company’s proprietary platform, Immuno-STAT™ (Selective Targeting and Alteration of T cells) and biologics are designed to harness the curative potential of the body’s intrinsic immune system through the selective modulation of disease-specific T cells without the adverse effects of broad systemic immune modulation.

Headquartered in Boston, Massachusetts, we are led by an experienced management team with deep expertise in immunology and protein engineering as well as the design and clinical development of protein biologics.

For more information please visit www.cuebiopharma.com and follow us on X and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the Company’s belief that CUE-401 has potential to transform treatment across a broad spectrum of autoimmune and inflammatory diseases; the potential therapeutic benefits of CUE-501 and the CUE-500 series; the Company’s ability to advance its Immuno-STAT™ platform; and the Company’s business strategies, plans and prospects, including the Company’s plans to advance CUE-401 toward the clinic and explore additional portfolio optimization and partnering opportunities. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the company’s limited operating history, limited cash and a history of losses; the Company’s ability to obtain adequate financing to fund its business operations in the near term and successfully remediate its current “going concern” determination that it does not have sufficient capital on hand to continue operations beyond the next twelve months; the Company’s ability to achieve profitability; potential setbacks in the Company’s research and development efforts including negative or inconclusive results from its preclinical studies or clinical trials or the Company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; serious and unexpected drug-related side effects or other safety issues experienced by participants in clinical trials; the Company’s ability to secure required U.S. Food and Drug Administration (“FDA”) or other governmental approvals for its product candidates and the breadth of any approved indication; adverse effects caused by public health pandemics, including possible effects on the Company’s operations and clinical trials; delays and changes in regulatory requirements, policy and guidelines including potential delays in submitting required regulatory applications to the FDA; the Company’s reliance on licensors, collaborators, contract research organizations, suppliers and other business partners; the Company’s ability to maintain and enforce necessary patent and other intellectual property protection; competitive factors; general economic and market conditions and the other risks and uncertainties described in the Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report(s) on Form 10-Q. Any forward-looking statement made by the Company in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact

Marie Campinell
Senior Director, Corporate Communications
Cue Biopharma, Inc.

mcampinell@cuebio.com

Media Contact
Jonathan Pappas
LifeSci Communications

jpappas@lifescicomms.com